Exhibit 99.1

Daré Bioscience Announces Executive Team and Board of Directors Changes

SAN DIEGO, JAN. 26, 2024 — Daré Bioscience, Inc. (NASDAQ: DARE), a leader in women’s health innovation, today announced changes in company management which includes the retirement of Chief Financial Officer, Lisa Walters-Hoffert, and the resignation of Chief Commercial Officer, John Fair. Both Ms. Walters-Hoffert and Mr. Fair have entered into plans with the Company to help ensure a seamless transition. Daré also announced an adjustment to the size of its Board of Directors to better reflect the Company’s size following the voluntary resignations of Cheryl R. Blanchard, Ph.D. and Sophia Ononye-Onyia, Ph.D.

“On behalf of the Daré team, I am so grateful to Lisa and John for their invaluable contributions to the Company and women’s health as a whole, including Lisa’s pivotal role in our founding, and John’s expertise and guidance to help bring forward our first commercial product XACIATO™. We also appreciate Dr. Blanchard’s and Dr. Ononye-Onyia’s seasoned counsel and insights as Board members and their future support as advisors,” said Sabrina Martucci Johnson, President and CEO of Daré Bioscience. “As we continue to execute on our mission, these changes further support our focus on advancing our late-stage product candidates, Ovaprene® and Sildenafil Cream, 3.6%, as well as maintaining a lean cost structure and creating long-term value for all Daré stakeholders.”

Retirement of Chief Financial Officer

On January 23, 2024, Co-founder and Chief Financial Officer Lisa Walters-Hoffert informed Daré that she will retire from all positions with the Company, effective January 26, 2024. To help ensure a smooth transition of her responsibilities, Ms. Walters-Hoffert and the Company agreed that she will transition to a nine-month consulting role with the Company following her retirement.

Given the financial knowledge and experience within the Daré team, the Company does not currently intend to appoint a chief financial officer, which further reduces costs for the Company over the long term as well. The functions performed by a chief financial officer will be performed by Ms. Johnson and MarDee Haring-Layton going forward.

Appointment of Chief Accounting Officer

As a result of Ms. Walters-Hoffert’s retirement, Ms. Johnson, our Chief Executive Officer and President, will serve as our principal financial officer, and MarDee Haring-Layton, our current Vice President, Accounting & Finance, will serve as our Chief Accounting Officer. Ms. Johnson has extensive experience as a finance executive, having previously served as Chief Financial Officer at WomanCare Global Trading, a specialty pharmaceutical company in female reproductive healthcare, and Cypress Bioscience, a publicly-traded pharmaceutical company.

Ms. Haring-Layton joined us in January 2018 and has served as our Vice President of Accounting & Finance since October 2018. She is a seasoned finance and accounting executive with more than 20 years of experience in financial reporting and accounting operations, with broad experience across both public and private companies as well as having Big 4 public accounting experience. Prior to joining Daré in 2018, Ms. Haring-Layton served as Chief Financial Officer of e.Digital Corporation, a publicly traded IP licensing and development company from 2010 until 2017. Earlier in her career, she held corporate accounting positions at public companies and provided consulting services for several biotechnology companies. She began her career with Deloitte, LLP. Ms. Haring-Layton has a Bachelor of Science in Business Administration (Accounting) from San Diego State University.

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Resignation of Chief Commercial Officer

On January 24, 2024, Mr. Fair, our Chief Commercial Officer, informed us that, in light of the full-scale commercial launch of XACIATOTM—bringing to fruition one of his primary responsibilities as Chief Commercial Officer—he will be resigning from all positions with Daré and his employment will end June 30, 2024. We do not currently intend to hire a new full-time employee to serve as our chief commercial officer or in a similar position, thereby reducing costs for the Company over the long term.

Rightsizing Board of Directors

Following a periodic assessment by our Board of Directors of its size and composition, our Board determined that a reduction in the number of directors would help rightsize the Board to our current operations and further align the size of our Board with boards of companies of similar size. As a result of this determination, on January 26, 2024, each of Cheryl R. Blanchard, Ph.D. and Sophia Ononye-Onyia, Ph.D. informed our Board that they will voluntarily resign from our Board immediately prior to our 2024 annual meeting of stockholders.

Dr. Blanchard and Dr. Ononye-Onyia will continue to serve on our Board until our 2024 annual meeting of stockholders, at which time we expect to enter into advisory agreements with each of them pursuant to which they will serve as advisors to our Board and management for no additional cash compensation. The size of our Board will be reduced from eight to six members effective as of our 2024 annual meeting of stockholders. In addition, in connection with the periodic assessment, our Board also determined to reduce the annual cash compensation payable to non-employee directors to the 25th percentile of our peer group of companies.

About Daré Bioscience

Daré Bioscience is a biopharmaceutical company committed to advancing innovative products for women’s health. The company’s mission is to identify, develop and bring to market a diverse portfolio of differentiated therapies that prioritize women’s health and well-being, expand treatment options, and improve outcomes, primarily in the areas of contraception, vaginal health, reproductive health, menopause, sexual health and fertility.

Daré’s first FDA-approved product, XACIATO™ (clindamycin phosphate) vaginal gel 2% is a lincosamide antibacterial indicated for the treatment of bacterial vaginosis in female patients 12 years of age and older, which is under a global license agreement with Organon. Daré’s portfolio also includes potential first-in-category candidates in clinical development: Ovaprene®, a novel, hormone-free monthly intravaginal contraceptive whose U.S. commercial rights are under a license agreement with Bayer; Sildenafil Cream, 3.6%, a novel cream formulation of sildenafil, the active ingredient in Viagra®, to treat female sexual arousal disorder (FSAD); and DARE-HRT1, a combination bio-identical estradiol and progesterone intravaginal ring for menopausal hormone therapy. To learn more about XACIATO, Daré’s full portfolio of women’s health product candidates, and Daré’s mission to deliver differentiated therapies for women, please visit www.darebioscience.com.

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Daré Bioscience leadership has been named on the Medicine Maker’s Power List and Endpoints News’ Women in Biopharma 2022. In 2023, Daré’s CEO was honored as one of Fierce Pharma’s Most Influential People in Biopharma for Daré’s contributions to innovation and advocacy in the women’s health space. Daré Bioscience placed #1 in the Small Company category of the San Diego Business Journal’s 2023 Best Places to Work Awards.

Daré may announce material information about its finances, product and product candidates, clinical trials and other matters using the Investors section of its website (http://ir.darebioscience.com), SEC filings, press releases, public conference calls and webcasts. Daré will use these channels to distribute material information about the company and may also use social media to communicate important information about the company, its finances, product and product candidates, clinical trials and other matters. The information Daré posts on its investor relations website or through social media channels may be deemed to be material information. Daré encourages investors, the media, and others interested in the company to review the information Daré posts in the Investors section of its website and to follow these X (formerly Twitter) accounts: @SabrinaDareCEO and @DareBioscience. Any updates to the list of social media channels the company may use to communicate information will be posted in the Investors section of Daré’s website.

Contacts:

Media and Investors on behalf of Daré Bioscience, Inc:

Camilla White / Simona Kormanikova

Dentons Global Advisors

DareBioscience@dentonsglobaladvisors.com / 1.212.466.6450

Source: Daré Bioscience, Inc.

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